UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2005

EXCELLIGENCE LEARNING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-32613	77-0559897
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Lower Ragsdale Drive, Monterey, California	93940
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (831) 333-2000

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On August 16, 2005, the Company received notice from The NASDAQ Stock Market, Inc. Listing Qualifications Staff that the Company’s securities are subject to potential delisting as of August 25, 2005 from The NASDAQ Stock Market due to the Company’s failure to file its quarterly report on Form 10-Q for the three months ended June 30, 2005 on a timely basis. The Company expects to make a timely request for a hearing before a NASDAQ Listing Qualifications Panel to request continued listing on The NASDAQ SmallCap Market until the Company files its Form 10-Q for the three months ended June 30, 2005. However, the Company can provide no assurance that the Panel will grant its request for continued listing. The Company’s stock will remain listed on The NASDAQ SmallCap Market under the trading symbol “LRNSE” during the pendency of its hearing before the Listing Qualifications Panel.

A copy of the press release is attached hereto as Exhibit 99.1 hereto and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release issued by Excelligence Learning Corporation on August 19, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2005	EXCELLIGENCE LEARNING CORPORATION

	By:	/s/ Ronald Elliot
	Name:	Ronald Elliot
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release issued by Excelligence Learning Corporation on August 19, 2005.